Exhibit 32.1

STATEMENT

Pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. ss. 1350, the undersigned officer of Manpower Inc. (d/b/a ManpowerGroup) (the “Company”), hereby certifies that to his knowledge:

(1)
the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

MANPOWER INC.
(d/b/a ManpowerGroup)

Dated:  November 2, 2012

/s/ Jeffrey A. Joerres
Jeffrey A. Joerres
Chairman and Chief Executive Officer

This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of the Securities Exchange Act of 1934.